Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-255064) Pertaining to the Employees’ Benefit Plan of Evaxion Biotech A/S,

(2)Registration Statement (Form F-3 No. 333-265132) of Evaxion Biotech A/S, and

(3)Registration Statement (Form F-1 No. 333-266050) of Evaxion Biotech A/S;

of our report dated April 27, 2023, with respect to the consolidated financial statements of Evaxion Biotech A/S included in this Annual Report (Form 20-F) of Evaxion Biotech A/S for the year ended December 31, 2022.

/s/ EY Godkendt Revisionspartnerselskab

Copenhagen, Denmark

April 27, 2023